                                                                    EXHIBIT 23.6

                              Consent of Appraiser


     We hereby consent to the references made to us and/or our appraisal by Hanover Equipment Trust 2001B, Hanover Compressor Company and Hanover Compression Limited Partnership under the headings "Prospectus Summary--The Operating Lease Transaction," "Risk Factors," and "The Equipment" in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement on Form S-4.


                                             AMERICAN APPRAISAL ASSOCIATES, INC.

                                             By: /s/ Dale J. Egan
                                                --------------------------------
                                             Name:  Dale J. Egan
                                             Title: General Counsel

Milwaukee, Wisconsin
November 22, 2002